SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)
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MUTUALFIRST FINANCIAL, INC.
(Name of Registrant as Specified in its Charter)

Ancora Catalyst Fund LP
Merlin Partners LP
Ancora Advisors LLC
Frederick DiSanto
Thomas Coley Brady
Timothy McMeekan
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Ancora Announces the Nomination of Directors of MutualFirst Financial, Inc.

Ancora Catalyst Fund LP and Merlin Partners LP are pleased to announce the nomination of Thomas Coley Brady and Timothy McMeekan to serve as directors of MutualFirst Financial, Inc., in opposition to the slate of director nominees which will be nominated by MutualFirst Financial.  MutualFirst Financial’s 2015 Annual Meeting of Stockholders will be held on May 1, 2015.  Ancora Catalyst Fund LP and Merlin Partners LP plan to file proxy materials with the Securities and Exchange Commission asking for stockholders to vote for their nominees on the WHITE proxy card and in favor of a proposal to amend Section 2.11(a) of the Company’s Bylaws to allow directors to serve on the board of directors regardless of where they reside.  Attached hereto are copies of (1) a Notice of Intent to Nominate Directors and Submit Stockholder Proposal that Ancora Catalyst Fund LP and Merlin Partners LP sent to the Company on February 5, 2015 and (2) a letter that Ancora Advisors LLC sent to the Board of Directors of MutualFirst Financial, on February 3, 2015, regarding the nomination of directors by Ancora Catalyst Fund LP and Merlin Partners LP.

Important Information

This filing is not a solicitation of a proxy from any security holder of MutualFirst Financial, Inc. (the “Company”).  Ancora Catalyst Fund LP and Merlin Partners LP have nominated Thomas Coley Brady and Timothy McMeekan as nominees to the Company’s board of directors and intend to solicit votes for the election of Thomas Coley Brady and Timothy McMeekan as members of the Company’s board of directors (the “Ancora Nominees”).  Ancora Catalyst Fund LP and Merlin Partners LP will send a definitive proxy statement, WHITE proxy card and related proxy materials to stockholders of the Company seeking their support of the Ancora Nominees at the Company’s 2015 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about Ancora Catalyst Fund LP, Merlin Partners LP, the Ancora Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by Ancora Advisors LLC, as the General Partner to Ancora Catalyst Fund LP and Merlin Partners LP, with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by Ancora Advisors LLC, as the General Partner to Ancora Catalyst Fund LP and Merlin Partners LP, with the SEC may also be obtained free of charge from Ancora Advisors LLC.

 Participants in Solicitation

The following persons are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ancora Nominees: Ancora Catalyst Fund LP, Merlin Partners LP, Ancora Advisors LLC, Frederick DiSanto, Thomas Coley Brady and Timothy McMeekan.  The participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock, par value $.01 per share.  Information regarding the participants and their interests may be found in the attached Notice of Intent to Nominate Directors and Submit Stockholder Proposal that Ancora Catalyst Fund LP and Merlin Partners LP sent to the Company on February 5, 2015, which is incorporated herein by reference.

ANCORA ADVISORS LLC

February 5, 2015

Certified Mail Return Receipt Requested and Overnight Delivery

Attention: Secretary of the Corporation
MutualFirst Financial, Inc.
110 E. Charles Street
Muncie, IN  47305-2419

Re:           Notice of Intent to Nominate Directors and Submit Stockholder Proposal

Ladies and Gentlemen:

This letter constitutes a notice of intent by Ancora Catalyst Fund LP, along with Merlin Partners LP (each a “Stockholder” and, collectively, the “Stockholders”), to nominate two persons for election as directors of MutualFirst Financial, Inc. (the “Company”) at the 2015 Annual Meeting of Stockholders of the Company to be held on May 1, 2015 (the “Annual Meeting”).  Enclosed, the Stockholders submit their nominees for election at the Annual Meeting, and present a proposal to amend Section 2.11(a) of the Company’s Amended and Restated Bylaws (the “Proposal”).  This notice is being provided to you pursuant to Section 1.07 and Section 1.09 of the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), and is being submitted on behalf of the Stockholders by Fred DiSanto, Chief Executive Officer of Ancora Advisors LLC (“Ancora”), the general partner of Ancora Catalyst Fund LP and Merlin Partners LP.

Ancora Catalyst Fund LP is the record holder of 1,000 shares of the Company’s common stock, par value $.01 per share (“Shares”), and together the Stockholders beneficially own 338,963 Shares, representing approximately 4.7% of the total Shares outstanding.

By the fact of the Stockholders’ submission of this notice of intent to nominate and submit their nominees for election and to present the Proposal, it is the Stockholders’ understanding that the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission to review and comment on such proxy materials.

The Stockholders hereby notify the Company pursuant to Section 1.07 and Section 1.09 of the Company’s Bylaws that the Stockholders intend to nominate Mr. Thomas Coley Brady and Mr. Timothy McMeekan for election to the Board of Directors of the Company at the Annual Meeting.  Enclosed is the written consent of Mr. Brady and Mr. McMeekan to be named in the proxy statement of the Stockholders and to serve as directors of the Company if elected.  Pursuant to Section 1.07 of the Company’s Bylaws, the Stockholders represent that Ancora Catalyst Fund LP is a stockholder of record at the time of this submission of such nominees and is entitled to vote at the Annual Meeting.  In addition to the nomination of Mr. Brady and Mr. McMeekan, the Stockholders are seeking stockholder approval of a proposal to amend Section 2.11(a) of the Company’s Bylaws to allow directors to serve on the board of directors regardless of where they reside.  The Stockholders intend to appear (or will direct a qualified representative of the Stockholders to appear) in person or by proxy at the Annual Meeting to nominate Mr. Brady and Mr. McMeekan and to present the Proposal, and they intend to deliver a proxy statement and form of WHITE proxy card to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominees and approve the Proposal.

To the extent not prohibited under the Company’s charter documents and applicable law, the Stockholders reserve the right to solicit proxies for the election of a substitute nominee if the Company makes or announces any changes to its charter documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying a nominee.

Set forth below is certain information, including information required by Sections 1.09 and 2.11 of the Company’s Bylaws.  The information set forth below responds fully to all of the requirements of Section 1.09 and 2.11 of the Company’s Bylaws.

(1)           As to Proposed Nominees:

A.           Name, Age, and Address

Name	Age	Address

Thomas Coley Brady	36	Residence Address: 51891 Meadow Ridge Court Granger, IN 46530 Business Address: c/o Ancora Advisors LLC 6060 Parkland Boulevard, Suite 200 Cleveland, Ohio 44124
Timothy McMeekan	51	Residence Address: 12179 Windpointe Pass Carmel, IN 46033 Business Address: c/o Ancora Advisors LLC 6060 Parkland Boulevard, Suite 200 Cleveland, Ohio 44124

B.           Principal Occupation or Employment and Qualifications

Thomas Coley Brady:
Mr. Brady is the Vice President of Sales of Elkhart, IN based Heartland RV (a subsidiary of Thor Industries, Inc. – NYSE: THO) which manufactures and sells conventional travel trailers and fifth wheels, located at 2831 Dexter Drive, Elkhart, IN 46514.  Mr. Brady has been the Vice President of Sales since November 2010 and has held numerous job responsibilities during his eleven year career at Heartland RV, with a main focus around sales and marketing.  Prior to Heartland RV, Mr. Brady worked in public accounting for five years with the Chicago office of KPMG, LLP and (1999-2003) and Elkhart, IN office Crowe Horwath, LLP (2003-2004), both accounting firms.  Mr. Brady is a graduate of the University of Notre Dame with a BBA in Accounting.

Timothy McMeekan:
Mr. McMeekan is currently self-employed as a private investor.  Prior to this, Mr. McKeekan served as the Chief Executive Officer of Kenra Professional, LLC a consumer products company located in Indianapolis, IN.  Mr. McMeekan’s seven year tenure as CEO and CFO of Kenra Professional recently ended after leading the company to compounded annual growth of over 15% per year, through two private equity capitalizations and the eventual sale to a large multi-national strategic buyer achieving a 7x return on invested capital.  Prior to Kenra Professional, Mr. McMeekan had an extensive and successful career within Central Indiana including multiple life science technology start-ups; Nexaura Systems, LLC, HomeDataSource, LLC and SAGIAN, Inc.  At SAGIAN, Mr. McMeekan and his partners built a leading laboratory automation/life sciences company which they sold to Beckman Coulter in 1996.  Mr. McMeekan graduated from Butler University in 1986 with a degree in accounting and started his career as a CPA (currently non-practicing) with the Indianapolis office of Ernst & Young LLP, an accounting firm.

The Stockholders believe that Mr. Brady and Mr. McMeekan would be deemed “independent” as that term is defined in the NASDAQ listing standards.  The Stockholders also believe that Mr. McMeekan and Mr. Brady would each qualify as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission.

Mr. Brady’s accounting and financial background, combined with senior-level sales and marketing experience, qualify him to serve on the Company’s board of directors.  As a former Certified Public Accountant, Mr. Brady’s accounting and finance expertise will be a valuable contribution to the board.  We believe that Mr. Brady is well qualified to serve on the board of directors because his senior sales leadership experience and knowledge of the Indiana market will allow him to provide insight to the board of directors regarding the local economy and business opportunities, while his accounting and financial background will allow him to be a valuable resource to the board regarding such matters.

Mr. McMeekan’s extensive experience as a senior executive, as well his transactional experience and financial and accounting background, qualify him to serve on the Company’s board of directors.  We believe that Mr. McMeekan is well qualified to serve on the board of directors because his executive leadership experience would allow him to provide valuable insight to the board of directors regarding the performance of management, while his financial expertise and knowledge of the central Indiana business community would allow him to provide insight to the board of directors regarding the local economy and business opportunities.

Furthermore, the role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  The Stockholders believe that the background and expertise of each of Mr. Brady and Mr. McMeekan, as set forth above, evidence those abilities and are appropriate to his serving on the Company’s board of directors.

C.           Shares Owned by the Nominees Either Beneficially or of Record

Neither Mr. Brady nor Mr. McMeekan own Shares, beneficially (directly or indirectly) or of record, as reflected in the table below, nor do they own any securities of any parent or subsidiary of the Company.  To their knowledge, none of their associates own any Shares beneficially (directly or indirectly).

Name of Nominee	Class	Amount

Thomas Coley Brady	Common	0

Timothy McMeekan	Common	0

D.           Interest of Certain Persons in Company and Matters to Be Acted Upon

Except as otherwise set forth herein, Mr. Brady is not, nor has he been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Mr. Brady does not have, nor do any of his associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as otherwise set forth herein, Mr. McMeekan is not, nor has he been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Mr. McMeekan does not have, nor do any of his associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

The Stockholders and Ancora have no material interest in the election of the nominees other than in their capacity as stockholders of the Company.

E.           Other Information

Directorships of Other Publicly Owned Companies

Mr. Brady and Mr. McMeekan do not presently serve, nor have they served during the past five years, as a director of any corporation, partnership or other entity that has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation, partnership or other entity registered as an investment company under the Investment Company Act of 1940, as amended.

Material Proceedings Adverse to the Company

To the knowledge of the Stockholders, Ancora and the nominees, there are no material proceedings to which the nominees, or any of their associates, is a party adverse to the Company or any of its subsidiaries, and neither the nominees nor any of their associates has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

Neither Mr. Brady nor Mr. McMeekan have had any transactions in Shares during the past two years.

Arrangements or Understandings with Other Persons

The Stockholders will reimburse Messrs. Brady and McMeekan for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  To Mr. Brady’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  To Mr. McMeekan’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  Neither Mr. Brady nor Mr. McMeekan is, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, the Stockholders, each other or any other person as to how he, if elected as a director of the Company, will act or vote on any issue or question.

Absence of any Family Relationships

Mr. Brady does not have any family relationship with any director or officer of the Company.  Mr. McMeekan does not have any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of the Stockholders, Ancora and Mr. Brady, and based on information in their possession, during the past ten years:

a.  No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Brady, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Brady.  In addition, since January 1, 2005, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer at or within two years before the time of such filing.

b.  Mr. Brady has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Mr. Brady has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Mr. Brady has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c.(A) above, or his right to be associated with persons engaged in any such activity.

e.  Mr. Brady has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.  Mr. Brady was not the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.  Mr. Brady was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the knowledge of the Stockholders, Ancora and Mr. McMeekan, and based on information in their possession, during the past ten years:

a.  No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. McMeekan, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. McMeekan.  In addition, since January 1, 2005, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer at or within two years before the time of such filing.

b.  Mr. McMeekan has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c.  Mr. McMeekan has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the CFTC or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.  Mr. McMeekan has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e.  Mr. McMeekan has not been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.  Mr. McMeekan was not the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.  Mr. McMeekan was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Absence of Certain Transactions

To the knowledge of the Stockholders, Ancora and Mr. Brady, and based on information in their possession, since the beginning of the Company’s last fiscal year, neither Mr. Brady nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Brady nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

To the knowledge of the Stockholders, Ancora and Mr. McMeekan, and based on information in their possession, since the beginning of the Company’s last fiscal year, neither Mr. McMeekan nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. McMeekan nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

Mr. Brady is not required to file reports under Section 16 of the Exchange Act with respect to Shares of the Company.

Mr. McMeekan is not required to file reports under Section 16 of the Exchange Act with respect to Shares of the Company.

(2)           As to the Nominators (Stockholders):

A.           Name and Address

Ancora Catalyst Fund LP
c/o Ancora Advisors LLC
6060 Parkland Boulevard, Suite 200
Cleveland, Ohio 44124

Merlin Partners LP
c/o Ancora Advisors LLC
6060 Parkland Boulevard, Suite 200
Cleveland, Ohio 44124

The Stockholders are engaged in various interests, including investments.  Ancora serves as the general partner to the Stockholders.

Other than the parties named herein, no other stockholder is known to Ancora or the Stockholders to be supporting the Stockholders’ nominees.

B.           Record and Beneficial Ownership

Ancora Catalyst Fund LP is the record holder of 1,000 Shares, and together the Stockholders beneficially own 338,963 Shares.  The details of the Stockholders’ and Ancora’s ownership of Shares are found on Appendix B.  Neither the Stockholders nor Ancora own any securities of any parent or subsidiary of the Company.  To the knowledge of the Stockholders and Acnora, none of their associates own any Shares beneficially (directly or indirectly), except as reported on Appendix B.

C.           Interest of Certain Persons in Company and Matters to Be Acted Upon

Except as otherwise set forth herein, the Stockholders and Ancora are not, nor have they been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Neither the Stockholders nor Ancora have, nor do any of their associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

The Stockholders and Ancora have no material interest in the election of the nominees other than in their capacity as stockholders of the Company.

D.           Transactions in Stock of the Company

The transactions identified on Appendix A are the Stockholders’ and Ancora’s only transactions in Shares during the past two years.  Neither the Stockholders nor Ancora borrowed funds in connection with their transactions in Shares, nor did they utilize any margin account.

E.           Arrangements or Understandings with Other Persons

The Stockholders will reimburse Messrs. Brady and McMeekan for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the Annual Meeting.  To Mr. Brady’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  To Mr. McMeekan’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.  Neither Mr. Brady nor Mr. McMeekan is, and will not become, a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, the Stockholders, each other or any other person as to how he, if elected as a director of the Company, will act or vote on any issue or question.

As of the date of this letter, the Stockholders have not formally retained any person to make solicitations or recommendations to stockholders for the purpose of assisting in the election of the nominees as directors or approval of the Proposal.

F.           Absence of Certain Proceedings and Transactions

To the knowledge of the Stockholders, Ancora and the nominees, there are no material proceedings to which the nominees, or any of their associates, is a party adverse to the Company or any of its subsidiaries, and neither the nominees nor any of their associates has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, neither the Stockholders nor Ancora have been convicted in a criminal proceeding nor have they been the named subject of any criminal proceeding which is presently pending.

To the knowledge of the Stockholders and Ancora, and based on information in their possession, since the beginning of the Company’s last fiscal year, neither the Stockholders nor Ancora, nor any of their affiliates, have had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither the Stockholders nor Ancora, nor any of their affiliates, have any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

(3)           As to the Proposal:

A.	Description of Business Desired to Be Brought

The Stockholders wish to submit a proposal to be considered at the Annual Meeting which would recommend that the board of directors amend Section 2.11(a) of the Company’s Bylaws.  The language of the proposed resolution to be adopted by the stockholders would read substantially as follows:

RESOLVED:  The stockholders of MutualFirst Financial, Inc. (the “Company”) recommend that the Board of Directors take the steps necessary to amend Section 2.11(a) of the Company’s Amended and Restated Bylaws to remove the requirement that in order to qualify to stand for election or to continue to serve as a director, a person must have his or her principal residence in any county in which the Corporation or any of its subsidiaries has an office.

B.	Reasons for Conducting Such Business

The residency requirement diminishes the property rights that stockholders otherwise obtain when they acquire stock, and is inconsistent with affording stockholders a fair opportunity to nominate candidates for the Company’s board of directors (and inappropriately entrenches current management).  Further, the residency requirement may deter people with the necessary experience or capital from coming forward to assist the Company and its stockholders at a time when such assistance is needed.

C.	Material Interest in Such Business of Such Stockholders

There is no material interest in the Proposal being made by the Stockholders other than in their capacity as stockholders.

* * *

If the Company’s board of directors or a committee thereof believes this notice is incomplete or otherwise deficient in any respect, please contact the Stockholders immediately so that the Stockholders may promptly address any alleged deficiencies.

Very truly yours,

Ancora Catalyst Fund LP:

/s/ Fred DiSanto

Fred DiSanto
Chief Executive Officer of General Partner

Merlin Partners LP:

/s/ Fred DiSanto

Fred DiSanto
Chief Executive Officer of General Partner

ANCORA ADVISORS LLC

Appendix A

Transactions by Ancora Catalyst Fund LP during the past two years:
Date	Transaction	Number of Shares	Date	Transaction	Number of Shares
9/3/2014	buy	3,259	10/21/2014	buy	600
9/4/2014	buy	3,000	10/29/2014	buy	400
9/5/2014	buy	1,700	11/12/2014	buy	1,000
9/8/2014	buy	2,300	11/20/2014	buy	5,000
9/9/2014	buy	5,600	11/21/2014	buy	3,000
9/10/2014	buy	1,000	1/21/2015	buy	2,000
9/11/2014	buy	17,494	1/27/2015	buy	835
9/12/2014	buy	4,000	1/28/2015	buy	14,025
9/15/2014	buy	13,833	1/30/2015	buy	446
9/29/2014	buy	314	1/30/2015	buy	446
10/16/2014	buy	500	2/3/2015	buy	8,394

Transactions by Fred DiSanto other than indirectly by Ancora Catalyst Fund LP:  None.

Transactions by Merlin Partners LP during the past two years:
Date	Transaction	Number of Shares	Date	Transaction	Number of Shares	Date	Transaction	Number of Shares
6/24/2014	buy	5,000	8/19/2014	buy	400	12/9/2014	buy	15,758
6/26/2014	buy	12,000	8/21/2014	buy	1,000	12/10/2014	buy	3,946
6/30/2014	buy	5,800	8/22/2014	buy	6,200	12/11/2014	buy	396
7/1/2014	buy	1,150	8/25/2014	buy	1,400	12/12/2014	buy	5,300
7/2/2014	buy	450	8/26/2014	buy	400	12/15/2014	buy	3,600
7/7/2014	buy	1,000	8/27/2014	buy	2,200	12/16/2014	buy	200
7/8/2014	buy	3,083	8/29/2014	buy	300	12/17/2014	buy	3,400
7/11/2014	buy	117	10/1/2014	sell	-200	12/19/2014	buy	400
7/14/2014	buy	1,200	10/3/2014	sell	-60	12/23/2014	buy	100
7/15/2014	buy	129	10/20/2014	buy	260	12/26/2014	buy	100
7/16/2014	buy	1,171	10/29/2014	buy	1,500	12/29/2014	buy	421
7/17/2014	buy	1,000	10/31/2014	buy	6,000	12/30/2014	buy	9
7/21/2014	buy	900	11/12/2014	buy	17,500	1/2/2015	buy	770
7/23/2014	buy	2,000	11/13/2014	buy	9,100	1/7/2015	buy	6,600
8/4/2014	buy	5,000	11/14/2014	buy	2,200	1/8/2015	buy	15,171
8/5/2014	buy	5,000	11/17/2014	buy	200	1/12/2015	buy	4,000
8/6/2014	buy	1,000	11/19/2014	buy	500	1/13/2015	buy	1,000
8/7/2014	buy	8,000	11/20/2014	buy	3,500	1/14/2015	buy	2,000
8/8/2014	buy	12,000	11/24/2014	buy	10,578	1/15/2015	buy	900
8/11/2014	buy	6,000	11/25/2014	buy	422	1/16/2015	buy	4,858
8/12/2014	buy	299	11/26/2014	buy	1,000	1/20/2015	buy	5,000
8/13/2014	buy	1,501	12/1/2014	buy	10,000	1/21/2015	buy	800
8/14/2014	buy	2,200	12/3/2014	buy	500	1/22/2015	buy	11,838
8/15/2014	buy	3,400	12/5/2014	buy	2,087	1/28/2015	buy	1,000
8/18/2014	buy	1,200	12/8/2014	buy	2,413	2/4/2015	buy	1,800

Transactions by Ancora Advisors LLC during the past two years:
Date	Transaction	Number of Shares
8/6/2014	buy	250
12/15/2014	buy	200

ANCORA ADVISORS LLC

Appendix B

Name and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Ancora Catalyst Fund LP c/o Ancora Advisors LLC 6060 Parkland Boulevard Suite 200 Cleveland, Ohio 44124	89,146*	1.24%	0
Merlin Partners LP c/o Ancora Advisors LLC 6060 Parkland Boulevard Suite 200 Cleveland, Ohio 44124	249,367*	3.46%	0
Ancora Advisors LLC 6060 Parkland Boulevard Suite 200 Cleveland, Ohio 44124	338,963*	4.71%	0

*
Ancora Advisors LLC, in its capacity as general partner to Ancora Catalyst Fund LP and Merlin Partners LP has power to vote the 338,963 Shares and the power to dispose of the 338,963 Shares held in the Funds, and in its capacity as an investment adviser to various clients has voting and dispositive power over an additional 450 Shares.

CONSENT OF PROPOSED NOMINEE

I, Thomas Coley Brady, hereby consent to be named in the proxy statement of the Ancora Catalyst Fund LP and Merlin Partners LP to be used in connection with its solicitation of proxies from the Stockholders of MutualFirst Financial, Inc. for use in voting at the 2015 Annual Meeting of Stockholders of MutualFirst Financial, Inc. and I hereby consent and agree to serve as director of MutualFirst Financial, Inc. if elected at such Annual Meeting.

/s/ Thomas Coley Brady
Thomas Coley Brady

Dated:  February 5, 2015

CONSENT OF PROPOSED NOMINEE

I, Timothy McMeekan, hereby consent to be named in the proxy statement of the Ancora Catalyst Fund LP and Merlin Partners LP to be used in connection with its solicitation of proxies from the Stockholders of MutualFirst Financial, Inc. for use in voting at the 2015 Annual Meeting of Stockholders of MutualFirst Financial, Inc. and I hereby consent and agree to serve as director of MutualFirst Financial, Inc. if elected at such Annual Meeting.

/s/ Timothy McMeekan
Timothy McMeekan

Dated:  February 5, 2015

A N C O R A

February 3, 2015

Sent via email

Board of Directors
MutualFirst Financial, Inc.
110 E. Charles Street
Muncie, IN  47305-2419

MutualFirst Financial, Inc. Board of Directors:

Earlier today we sent MutualFirst Financial, Inc.’s Corporate Secretary a notice of intent by Ancora Catalyst Fund LP, along with Merlin Partners LP, to nominate two persons for election as directors of MutualFirst Financial, Inc. (“MutualFirst” or “Company”) at the 2015 Annual Meeting of Stockholders.  In addition, Ancora’s notice included a proposal to amend the Company’s bylaws.

As detailed in the notice of intent, Ancora intends to nominate the following two qualified candidates for election to the Company’s board of directors:

Thomas Coley Brady:    Mr. Brady is the Vice President of Sales of Elkhart, IN based Heartland RV (a subsidiary of Thor Industries, Inc. – NYSE: THO) which manufactures and sells conventional travel trailers and fifth wheels.  Mr. Brady has been the Vice President of Sales since November 2010 and has held numerous job responsibilities during his eleven year career at Heartland RV, with a main focus around sales and marketing.  Prior to Heartland RV, Mr. Brady worked in public accounting for five years with the Chicago office of KPMG, LLP and (1999-2003) and Elkhart, IN office Crowe Horwath, LLP (2003-2004), both accounting firms.  Mr. Brady is a graduate of the University of Notre Dame with a BBA in Accounting.

Timothy McMeekan:    Mr. McMeekan is the former Chief Executive Officer of Kenra Professional, LLC an Indianapolis, IN consumer products company.  Mr. McMeekan’s seven year tenure as CEO and CFO of Kenra Professional recently ended after leading the company to compounded annual growth of over 15% per year, through two private equity capitalizations and the eventual sale to a large multi-national strategic buyer achieving a 7x return on invested capital.  Prior to Kenra Professional, Mr. McMeekan had an extensive and successful career within Central Indiana including multiple life science technology start-ups; Nexaura Systems, LLC, HomeDataSource, LLC and SAGIAN, Inc.  At SAGIAN, Mr. McMeekan and his partners built a leading laboratory automation/life sciences company which they sold to Beckman Coulter in 1996.  Mr. McMeekan graduated from Butler University in 1986 with a degree in accounting and started his career as a CPA (currently non-practicing) with the Indianapolis office of Ernst & Young LLP, an accounting firm.

In addition to the nomination of Mr. Brady and Mr. McMeekan, Ancora is seeking stockholder approval of a proposal to amend the Company’s bylaws to allow directors to serve on the board regardless of where they reside.  Ancora believes that as a publicly traded company, MutualFirst’s bylaw that prohibits any person from becoming a director in the Company unless their primary residence is in a county where the Company has an existing office, discriminates against a significant portion of the Company’s stockholder base.

6060 PARKLAND BOULEVARD, SUITE 200  ● CLEVELAND, OH 44124 ● 216.825.4000 ● 216.825.4001 (FAX) ● WWW.ANCORA.NET

A N C O R A

As we’ve stated in other communication with MutualFirst’s board of directors, and directly to the Company’s Chief Executive Officer David Heeter, Ancora believes that MutualFirst needs to be willing to pursue all potential strategic alternatives that might be in the best interest of the Company’s stockholders, including, among others, the possibility of a merger with a larger strategic partner with higher valued stock currency.  Ancora recognizes that MutualFirst walks a delicate line between its thrift origins and growing into a commercial bank.  Mr. Heeter directly acknowledged that loan growth in the Company’s core Muncie markets could be challenging.  We urge MutualFirst to proceed cautiously if it determines to pursue acquisitions to achieve growth, as this is a high-risk approach.

We fear MutualFirst simply lacks the currency to accretively compete for acquisitions in today’s small community bank M&A marketplace.  We have seen numerous deals in the Midwest (including recently in our home state of Ohio) at or near 2.0x tangible book value.  The Company’s ability to accretively compete for those types of opportunities is extremely unlikely.  In fact, in light of recent comparable M&A activity, it may be that the highest return outcome for the Company’s stockholders involves a sale.  Based on Ancora’s current assessment, we believe it would be difficult for the Company to remain independent and achieve an outcome in a reasonable timeframe that would approximate a $30+ per share valuation that we believe the Company could achieve in a merger with a larger strategic partner.

If there any questions or concerns regarding our notice of intent or the contents of this letter please do not hesitate to reach out to me directly.

Sincerely,

/s/ Fred DiSanto

Fred DiSanto
Chief Executive Officer and Executive Chairman
Ancora Advisors LLC

6060 PARKLAND BOULEVARD, SUITE 200  ● CLEVELAND, OH 44124 ● 216.825.4000 ● 216.825.4001 (FAX) ● WWW.ANCORA.NET